Exhibit 4.33C

SUPPLEMENT NO. 1 dated as of December 31, 2009, to the Security Agreement dated as of  July 31, 2009, among CLEAN HARBORS, INC., a Massachusetts corporation (the “Company”), each of the subsidiaries of the Company listed on Annex A thereto or that becomes a party hereto pursuant to Section 8.13 thereof (each such subsidiary being a “Subsidiary Grantor” and, collectively, the “Subsidiary Grantors”; the Subsidiary Grantors and the Company are referred to collectively as the “Grantors”), and BANK OF AMERICA, N.A., as collateral agent (the “Administrative Agent”), pursuant to that certain Second Amended and Restated Credit Agreement, dated as of July 31, 2009 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”) among the Company, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as administrative agent (the “Administrative Agent”) on behalf of the Secured Parties and as Swing Line Lender and L/C Issuer (each as defined in the Credit Agreement).

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement.

B.            The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans and the L/C Issuer to issue Letters of Credit.

C.            Section 6.12 of the Credit Agreement and Section 8.13 of the Security Agreement provide that each Subsidiary of the Company that is required to become a party to the Security Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Grantor, with the same force and effect as if originally named as a Grantor therein, for all purposes of the Security Agreement upon execution and delivery by such Subsidiary of an instrument in the form of this Supplement. Each undersigned Subsidiary (each a “New Grantor”) is executing this Supplement in accordance with the requirements of the Security Agreement to become a Subsidiary Grantor under the Security Agreement as consideration for the Lenders making of Loans and the L/C Issuer issuing Letters of Credit.

Accordingly, the Administrative Agent and the New Grantors agree as follows:

SECTION 1.  In accordance with subsection 8.13 of the Security Agreement, each New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and each New Grantor hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, each New Grantor, as security for the payment and performance in full of the Obligations, does hereby bargain, sell, convey, assign, set over, mortgage, pledge, hypothecate and transfer to the Administrative Agent, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the Collateral of such New Grantor, in each case whether now or hereafter existing or in which it now has or hereafter acquires an interest. Each reference to a “Grantor” in the Security Agreement shall be deemed to include each New Grantor. The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  Each New Grantor represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Administrative Agent and the Company. This Supplement shall become effective as to each New Grantor when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of such New Grantor and the Administrative Agent.

SECTION 4.  Each New Grantor hereby represents and warrants that (a) set forth on Schedule I attached hereto is (i) the legal name of such New Grantor, (ii) the jurisdiction of incorporation or organization of such New Grantor, (iii) the true and correct location of the chief executive office and principal place of business and any office in which it maintains books or records relating to Collateral owned by it, (iv) the identity or type of organization or corporate structure of such New Grantor and (v) the Federal Taxpayer Identification Number and organizational number of such New Grantor and (b) as of the date hereof (i) Schedule II hereto sets forth all of each New Grantor’s Copyright Licenses, (ii) Schedule III hereto sets forth, in proper form for filing with the United States Copyright Office, all of each New Grantor’s registered Copyrights (and all applications therefor), (iii) Schedule IV hereto sets forth all of each New Grantor’s Patent Licenses, (iv) Schedule V hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s Patents (and all applications therefor), (v) Schedule VI hereto sets forth all of each New Grantor’s Trademark Licenses and (vi) Schedule VII hereto sets forth, in proper form for filing with the United States Patent and Trademark Office, all of each New Grantor’s registered Trademarks (and all applications therefor); (vii) Schedule VIII hereto sets forth the inventory locations of the New Grantor; and (viii) Schedule IX hereto sets forth the Deposit Accounts and Security Accounts of the New Grantor.

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK).

SECTION 7.  Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Security Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 10.02 of the Credit Agreement.  All communications and notices hereunder to each New Grantor shall be given to it in care of the Company at the Company’s address set forth in Section 10.02 of the Credit Agreement.

SECTION 9.  Each New Grantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

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IN WITNESS WHEREOF, each New Grantor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

NEW GRANTORS ARC ADVANCED REACTORS AND COLUMNS, LLC
CLEAN HARBORS CATALYST TECHNOLOGIES, LLC
CLEAN HARBORS EXPLORATION SERVICES, INC.
CLEAN HARBORS INDUSTRIAL SERVICES, INC.
GREAT LAKES CARBON TREATMENT, INC.

By:	/s/ James M. Rutledge
Name: James M. Rutledge
Title: Executive Vice President and Chief Financial Officer

CH INTERNATIONAL HOLDINGS, LLC
CLEAN HARBORS DEER PARK, LLC
CLEAN HARBORS LAPORTE, LLC

By:	/s/ James M. Rutledge
Name: James M. Rutledge
Title: Executive Vice President

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

By:	/s/ Christopher O’Halloran
Name: Christopher O’Halloran
Title: Vice President